                DEAN WITTER NEW YORK MUNICIPAL MONEY MARKET TRUST

            Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.

      (16)  The Trust's current yield for the seven days ending December 31,1996

             (A-B) x 365/N
             (1.00056-1) x 365/7      =                    2.92%

            The Trust's effective annualized yield for the seven days ending December 31,1996

                 365/N
            A          - 1

                      365/7
            1.00056         - 1       =                    2.96%

            A = Value of a share of the Trust at end of period.
            B = Value of a share of the Trust at beginning of period. N = Number of days in the period.

CALCULATION                          Tax equivalent Yield = 5.28% Based on a tax
                                                            bracket of 44.70%
(1.00056-1) x 365/7
       =      2.92%

((1.00056) ^ 52.14285714-1)
       =        2.96%

TAX BRACKET: 44.70%

FORMULA (CURRENT 7 DAY YIELD /1  -  .4470)
CURRENT 7 DAY YIELD : 2.92
2.92/0.553
      =       5.28%

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                DEAN WITTER NEW YORK MUNICIPAL MONEY MARKET TRUST

(A)   GROWTH OF $10,000
(B)   GROWTH OF $50,000
(C)   GROWTH OF $100,000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION

INVESTED - P         TOTAL
$10,000, $50,000 &   RETURN - TR    A)   GROWTH OF         (B)   GROWTH OF          (C)   GROWTH OF
$100,000                31-Dec-96   0,000 INVESTMENT- G   $50,000 INVESTMENT- G    $100,000 INVESTMENT- G
--------                ---------   -------------------   ---------------------    ----------------------
  31-Mar-90           20.13          $12,013                           $60,065                $120,130